Exhibit 12

                Intervest Bancshares Corporation and Subsidiaries
               Computation of Ratios of Earnings to Fixed Charges

                                                                              For the Year Ended December 31, 2001
                                                                            -----------------------------------------
                                                                               Intervest                    Intervest
                                                                              Bancshares     Intervest    Corporation
                                                                             Corporation    Bancshares             of
($ in thousands)                                                            Consolidated   Corporation       New York
---------------------------------------------------------------------------------------------------------------------
Earnings (loss) before income taxes                                              $ 6,488     $  (375)          $1,072
Fixed charges, excluding interest on deposits (1)                                  7,635       1,124            6,511
                                                                            -----------------------------------------
Earnings before income taxes and fixed charges, excluding interest on deposits    14,123         749            7,583
Interest on deposits                                                              17,079           -                -
                                                                            -----------------------------------------
Earnings  before  income taxes and fixed  charges,  including  interest on
deposits                                                                         $31,202      $  749           $7,583
---------------------------------------------------------------------------------------------------------------------

Earnings to fixed charges ratios:
     Excluding interest on deposits                                               1.85 x       .67 x           1.16 x
     Including interest on deposits                                               1.26 x       .67 x           1.16 x
---------------------------------------------------------------------------------------------------------------------


                                                                                             For the Year Ended December 31, 2000
                                                                                             ------------------------------------
                                                                                            Intervest                    Intervest
                                                                                           Bancshares     Intervest    Corporation
                                                                                          Corporation    Bancshares             of
        ($ in thousands)                                                                 Consolidated   Corporation       New York
        --------------------------------------------------------------------------------------------------------------------------
        Earnings (loss) before income taxes, less effect of extraordinary item, net           $ 4,517        $ (271)        $  417
        Fixed charges, excluding interest on deposits (1)                                       8,472           686          7,636
                                                                                        ------------------------------------------
        Earnings before income taxes and fixed charges, excluding interest on deposits         12,989           415          8,053
        Interest on deposits                                                                   14,853             -              -
                                                                                        ------------------------------------------
        Earnings before income taxes and fixed charges, including interest on deposits        $27,842        $  415         $8,053
        --------------------------------------------------------------------------------------------------------------------------

        Earnings to fixed charges ratios:
             Excluding interest on deposits                                                    1.53 x         .60 x         1.05 x
             Including interest on deposits                                                    1.19 x         .60 x         1.05 x
        --------------------------------------------------------------------------------------------------------------------------


                                                                                               For the Year Ended December 31, 1999
                                                                                               ------------------------------------
                                                                                              Intervest                    Intervest
                                                                                             Bancshares     Intervest    Corporation
                                                                                            Corporation    Bancshares             of
        ($ in thousands)                                                                   Consolidated   Corporation       New York
        ----------------------------------------------------------------------------------------------------------------------------
        Earnings before income taxes, less effect of change in accounting principle, net       $ 2,965          $113        $ 1,052
        Fixed charges, excluding interest on deposits (1)                                        9,716           637          9,050
                                                                                    ------------------------------------------------
        Earnings before income taxes and fixed charges, excluding interest on deposits          12,681           750         10,102
        Interest on deposits                                                                     8,703             -              -
                                                                                    ------------------------------------------------
        Earnings before income taxes and fixed  charges, including interest on deposits        $21,384          $750        $10,102
        ----------------------------------------------------------------------------------------------------------------------------

        Earnings to fixed charges ratios:
             Excluding interest on deposits                                                     1.31 x        1.18 x         1.12 x
             Including interest on deposits                                                     1.16 x        1.18 x         1.12 x
        ----------------------------------------------------------------------------------------------------------------------------

         (1) Fixed charges represent interest on debentures and federal funds purchased and amortization of debenture offering costs.